Exhibit 99.1

  Tower Group, Inc. Appoints Senior Vice President & Chief Underwriting Officer

    NEW YORK--(BUSINESS WIRE)--June 2, 2005--Tower Group, Inc. (NASDAQ:TWGP) today announced the appointment of Gary S. Maier as Senior Vice President & Chief Underwriting Officer, who will report to Michael H. Lee, Tower Group, Inc.'s President & Chief Executive Officer.
    Mr. Maier's primary responsibilities will be to manage Tower's corporate underwriting department that is responsible for the overall management and development of products for all lines of business. "Gary is an important addition to Tower's management team," commented Michael H. Lee, President & Chief Executive Officer of Tower Group, Inc. "Gary is an accomplished insurance executive, who will help us continue to build on our underwriting platform as we expand territorially and begin actively pursuing program opportunities. He will provide our business units with an additional senior level corporate underwriting resource to develop and implement our underwriting strategies and guidelines."
    With 18 years of experience in the insurance industry, Mr. Maier most recently served as Senior Vice President & Chief Underwriting Officer of OneBeacon Insurance Group in New York. In his role at OneBeacon Insurance Group, Mr. Maier managed the New York and New Jersey territories. Prior to that, Mr. Maier served as Senior Vice President & Chief Underwriting Officer of Commercial Lines for Chubb Insurance Group's Mid-Atlantic Region in which he managed a $400 million middle-market commercial portfolio in seven states with six field offices and a regional small commercial underwriting center.

    About Tower Group, Inc.

    Tower Group, Inc., headquartered in New York City, offers property and casualty insurance products and services through its insurance company and insurance service subsidiaries. Its insurance company subsidiary, Tower Insurance Company of New York, is rated A- (Excellent) by A.M. Best Company and offers commercial insurance products to small to medium-size businesses and personal insurance products to individuals. Its insurance services subsidiary, Tower Risk Management, acts as a managing general agency, adjusts claims and negotiates reinsurance terms on behalf of other insurance companies. In March 2005, Tower Group, Inc. acquired its other insurance company subsidiary, Tower National Insurance Company (f/k/a North American Lumber Insurance Company).

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
    For more information visit Tower's website at http://www.twrgrp.com/.


    CONTACT: Tower Group, Inc.
             Investor Relations:
             Andrew Colannino, 212-655-2107
             acolannino@twrgrp.com